EXHIBIT 3

                     OLYMPUS CAPITAL HOLDINGS ASIA, I, L.P.
                               One Exchange Square
                                   Suite 3406
                                Hong Kong, China

                                       and

                          CREW DEVELOPMENT CORPORATION
                            Terminal City Club Tower
                       Ste. 400 - 837 West Hastings Street
                                 Vancouver, B.C.
                                     V6C 3N6

February  4,  2002

Asia  Pacific  Resources  Ltd.
#615 - 800 West Pender Street
Vancouver,  B.C.
V6C  2V6

Dear  Sirs:

We understand that Asia Pacific Resources Ltd. (the "CORPORATION") proposes to issue to holders of its issued and outstanding common shares ("COMMON SHARES") transferable rights ("RIGHTS") to subscribe for up to 60,093,341 Units at a price $0.50 per Unit. Each holder of Common Shares will be entitled to receive one Right for each Common Share held. One Right will entitle the holder to purchase one Unit. Each such Unit shall consist of two and one-half (2 ) common shares (the "SHARES") and one warrant (the "WARRANTS"). Each Warrant entitles the holder, on payment of the exercise price of $1.00 per Warrant (the "WARRANT EXERCISE PRICE"), to receive two and one-half (2 ) common shares (the "WARRANT SHARES"). Together the Shares and Warrants comprising the Units are referred to herein as the "SECURITIES")

Any holder of Common Shares who exercises his right (the "BASIC SUBSCRIPTION RIGHT") to subscribe for all the Units that can be initially purchased upon exercise of all Rights issued to such holder shall be entitled to subscribe for, at the price of $0.50 per Unit, additional Units (the "ADDITIONAL SUBSCRIPTION PRIVILEGE") in the manner to be set forth in the Prospectus (as defined below). The Rights shall be in form and on terms satisfactory to us and our counsel, acting reasonably.

Upon and subject to the following terms and conditions, Crew Development Corporation (the "PRINCIPAL SHAREHOLDER") will subscribe and pay for 10,000,000 Units as hereinafter provided.

Upon and subject to the following terms and conditions, Olympus Capital Holdings Asia, I, L.P. (the "STANDBY PURCHASER") hereby agrees to purchase from the Corporation and the Corporation hereby agrees to sell to the Standby Purchaser, at the price of $0.50 per Unit, all of the Units not otherwise purchased under the Rights offering, to a maximum of 10,000,000 Units.

The performance of this Agreement by the Standby Purchaser and the Corporation is subject to the terms of an agreement between the Corporation and the Standby Purchaser dated October 8, 2001, as amended December 4, 2001 (the "OLYMPUS SUPPORT AGREEMENT"). The performance of this Agreement by the Principal


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                                      -2-


Shareholder and the Corporation is subject to the terms of an agreement among the Principal Shareholder, the Standby Purchaser and the Corporation dated October 8, 2001, as amended December 4, 2001 and further amended January 17, 2002 (the "CREW SUPPORT AGREEMENT"). In the event of a conflict between this Agreement and the Olympus Support Agreement, the Olympus Support Agreement shall prevail. In the event of a conflict between this Agreement and the Crew Support Agreement, the Crew Support Agreement shall prevail. Together the Olympus Support Agreement and the Crew Support Agreement are referred to as the "SUPPORT AGREEMENTS".

For all purposes of this Agreement, the terms "material change", "material fact" and "misrepresentation" shall have the respective meanings ascribed thereto in the Securities Act (British Columbia).

The following are the terms and conditions of the agreement between the Corporation, the Principal Shareholder and the Standby Purchaser:

1. The Common Shares comprising the Units to be issued to the Standby Purchaser hereunder shall be duly and validly authorized and issued and shall be outstanding as fully paid and non-assessable. The Warrant Shares to be issued upon the exercise of the Warrants shall, when issued upon the exercise of the Warrants in accordance with the terms of the Warrant Certificates including payment, be validly issued to the holders thereof as fully paid and non-assessable.

2. The Corporation represents and warrants to the Standby Purchaser that it has prepared and filed with the British Columbia Securities Commission under the Securities Act (B.C.) and under the applicable laws of each of the other provinces of Canada (the Province of British Columbia and such other provinces being collectively referred to as the "QUALIFYING PROVINCES") a preliminary prospectus (in the English and French languages, as appropriate) (the "CANADIAN PRELIMINARY PROSPECTUS") relating to the proposed distribution of Rights, the Securities issuable upon exercise of the Rights, and the Securities to be purchased by the Standby Purchaser hereunder, that the Canadian Preliminary Prospectus was filed pursuant to National Policy 43-201 and that the Province of British Columbia was selected as the principal jurisdiction.

3. The Corporation shall, as soon as possible after any comments have been satisfied with respect to the Canadian Preliminary Prospectus, prepare and file under the applicable laws of the Qualifying Provinces a (final) prospectus (in the English and French languages, as appropriate) (the "CANADIAN FINAL
PROSPECTUS") and shall take all other steps and proceedings that may be necessary in order to qualify the Rights and Securities issuable upon exercise of the Rights and the Securities to be purchased by the Standby Purchaser hereunder, for distribution (or distribution to the public, as the case may be) in each of the Qualifying Provinces. The Canadian Preliminary Prospectus and the Canadian Final Prospectus are hereinafter collectively referred to as the "PROSPECTUS".

4. The closing of the purchase by the Standby Purchaser and sale by the Corporation of Securities hereunder shall be completed at the offices of DuMoulin Black, Vancouver, British Columbia, at 10:00 a.m. (Vancouver time) on the same day as the Rights expire (the "TIME OF CLOSING" and "CLOSING DATE", respectively), provided that, unless the Standby Purchaser otherwise agrees in writing, it shall be a condition of the Standby Purchaser's obligations under this agreement that the Rights expire not later than February 28, 2002, and that closing of the purchase of Securities by the Standby Purchaser and the Principal Shareholder hereunder occur not later than February 28, 2002. At the Time of Closing on the Closing Date, there shall be delivered by the Corporation to the Standby Purchaser:

     (a) one definitive certificate representing the Common Shares and one definitive certificate representing the Warrants to be purchased by the Standby Purchaser hereunder registered in the name of the Standby Purchaser or its nominee; and


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                                      -3-


     (b) a certificate of Pacific Corporate Trust, as registrar and transfer agent for the shares of the Corporation, as to the number of shares of each class (including Common Shares) in the capital of the Corporation outstanding as at the date not more than three business days prior to the Closing Date;

against payment by certified cheque or wire transfer to the Corporation of the aggregate purchase price for the Securities to be purchased by the Standby Purchaser hereunder, less any monies advanced by the Standby Purchaser to the Corporation pursuant to the Olympus Support Agreement.

5. The Corporation represents, warrants, covenants and agrees to and with the Standby Purchaser that:

     (a) at the respective times of filing and at the Time of Closing, the Prospectus did or will, as the case may be, comply with the requirements of the securities laws pursuant to which it has been filed and the respective regulations thereunder and did or will provide full, true and plain disclosure of all material facts relating to the Corporation and its subsidiaries taken as a whole and to the Rights and Securities and did or will not contain any misrepresentation; provided that the foregoing shall not apply to any information or statements contained in the Prospectus relating to the Standby Purchaser which the Standby Purchaser has specifically approved in writing for inclusion in such Prospectus;

     (b) the Corporation has promptly informed and will promptly inform the Standby Purchaser in writing during the period prior to the Time of Closing of the full particulars of any material change (actual, anticipated, proposed or prospective, financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, financial condition or capital of the Corporation and its subsidiaries taken as a whole or of any change in any material fact contained or referred to in the Prospectus, or any amendment thereto, which is, or may be, of such a nature as to render any of the Prospectus untrue, false or misleading in a material respect or result in a misrepresentation therein;

     (c) the Corporation has complied and will comply with section 85 of the Securities Act (British Columbia) and with the comparable provisions of other relevant Canadian securities laws and, after the date hereof and prior to the Time of Closing, the Corporation will promptly advise the Standby Purchaser in writing of any change in a material fact contained in the Prospectus which is of such a nature as to render the Prospectus untrue or misleading in any material respect or as to result in a misrepresentation therein, and the Corporation shall prepare and file promptly with all relevant securities regulatory authorities any amendments to the Prospectus which may be necessary or advisable. It is understood and agreed that the Corporation and the Standby Purchaser shall consult with each other as to whether, for purposes of applicable securities laws, a material change has occurred or whether a change, material fact, event or state of facts has occurred which makes untrue, false or misleading any statement of a material fact contained in the Prospectus or results in a misrepresentation in the Prospectus, including as a result of the Prospectus omitting to state any material fact necessary to make any statement therein not misleading in the light of the circumstances in which it was made. In any such case, the Corporation and the Standby Purchaser shall co-operate fully with each other in regard to all steps that are necessary with respect to the preparation and filing of any amendment to the Prospectus;

     (d) the Corporation will cause to be delivered to the Standby Purchaser without charge, as soon as is practicable, a copy of the Prospectus (and in the event of any amendment, of such amendment). The delivery to the Standby Purchaser of the Prospectus shall constitute the Corporation's representation and warranty to the Standby Purchaser that, at the respective times of such delivery, the information and statements contained therein are true and correct in all material respects, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and its subsidiaries taken as a whole and to the Rights and the Securities and that no material fact has been omitted therefrom which is necessary to make the statements therein not misleading in the light of the circumstances in which they were made; provided that the foregoing shall not apply to any information or statements contained in the Prospectus relating to the Standby Purchaser which the Standby Purchaser has specifically approved in writing for inclusion in such Prospectus;

     (e) other than as has been publicly disclosed prior to the date hereof and except as contemplated herein, there has been no material change (actual, anticipated, proposed or prospective, whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, financial conditions or capital of the Corporation and its subsidiaries taken as a whole since August 31, 2001;

     (f) the Corporation will take or cause to be taken all steps as may be necessary to ensure that the distribution (or distribution to the public, as the case may be) of the Rights and the Securities pursuant to the Prospectus complies with all applicable securities laws and regulations and all published rules, policies and notices if all securities commissions, stock exchanges, securities regulatory authorities or other governmental or regulatory bodies having jurisdictions (including without limitation, the rules and policies applicable to The Toronto Stock Exchange and the Corporation will use its best efforts to cause such distribution or distribution to the public, as the case may be, to take place in accordance with all such laws, regulations, rules, policies and notices;

     (g) the Corporation will immediately notify the Standby Purchaser in writing of any demand, request or inquiry by any securities regulatory authority or other governmental or regulatory body concerning any matter relating to the affairs of the Corporation, the Rights offering or any other matter contemplated by this agreement and of the issuance, or threatened issuance, by any such authority of any cease trading or similar order or ruling relating to any securities of the Corporation. Any notice delivered to the Standby Purchaser as aforesaid shall contain reasonable details of the demand, request, inquiry, order or ruling in question;

     (h) the Corporation will deliver promptly to the Standby Purchaser copies of all correspondence which may be sent to, or received from, any securities regulatory authority or other governmental or regulatory body by or on behalf of the Corporation which in any way related to the Rights offering or the matters contemplated by this agreement;

     (i) the Corporation will cause the Rights, the Securities issuable upon exercise of Rights and the Securities to be purchased by the Standby Purchaser hereunder to be listed and posted for trading on The Toronto Stock Exchange as soon as possible following the date of this agreement;

     (j) Rights certificates representing the Rights shall be delivered to holders of Common Shares promptly following the record date for determining holders of Common Shares entitled to receive Rights and, upon such delivery, the Rights will be validly issued and outstanding and the holders thereof will be entitled to the rights and privileges relating thereto described in the Prospectus;

     (k) upon the exercise of Rights in accordance with the provisions thereof, the Shares issued by the Corporation in connection therewith will be validly issued and outstanding as fully paid and non-assessable;

     (l) the Warrant Shares to be issued upon the exercise of the Warrants have been allotted for issuance to the holders, from time to time, of the Warrants and the Warrant Shares will, when issued upon the exercise of the Warrants in accordance with the terms of the Warrant Certificates including payment, be validly issued to the holders thereof as fully paid and non-assessable;


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                                      -5-


     (m) the authorized capital of the Corporation consists of 2,000,000,000 number of Common Shares of which there are, as at the date hereof, 60,093,341 Common Shares issued and outstanding. In addition, as at the date of this agreement:

               (i) there were outstanding options to purchase 4,343,000 Common Shares of the Corporation;

               (ii) there were outstanding warrants to purchase 5,625,636 Common
                    Shares;

              (iii) up  to  320,456,390  Common  Shares  are  issuable  upon conversion  of  the  Debentures

               (iv) 150,233,352 Common Shares and Warrants to purchase a further
                    150,233,352 Common Shares are issuable pursuant to the Rights Offering;

     (n) except as set forth in subsection (m) above, no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Corporation of any Common Shares or other securities of the Corporation;

     (o) the Corporation is not in default or breach of any contract, agreement, indenture or other instrument to which it is a party and which is material to the Corporation and there exists no state of facts which, after notice of lapse of time or both, would constitute such a default or breach save as described in Schedule "A";

     (p) this agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms;

     (q) the Corporation will cause Pacific Corporate Trust Company to deliver to the Standby Purchaser, as soon as is practicable following the expiry date of the Rights and again as soon as is practicable following the deadline for receipt by Pacific Corporate Trust Company of payment of the subscription price for Securities to be purchased under the Additional Subscription Privilege, details concerning the total number of Securities duly subscribed and paid for under the Basic Subscription Right and the Additional Subscription Privileges; and

     (r) the Corporation will use such best efforts as the Standby Purchaser may reasonably request to enforce payment in respect of, or to otherwise ensure the valid exercise of, all Rights purported to be exercised under either the Basic Subscription Right or the Additional Subscription Privilege.

6.The Principal Shareholder agrees to take up and pay for all the Securities in respect of which it will be issued Rights and to subscribe for further Units, for an aggregate subscription of $5,000,000 and a maximum of 10,000,000 Units all in accordance with the terms of the Crew Support Agreement and to otherwise comply with the terms of the Crew Support Agreement.

The Principal Shareholder represents and warrants to the Standby Purchaser and the Corporation that:

(a) this Agreement has been duly authorized, executed and delivered by the Principal Shareholder and constitutes a legal, valid and binding obligation of the Principal Shareholder enforceable in accordance with its terms; and

(b) the execution, delivery and performance by the Principal Shareholder of this Agreement does not contravene or constitute a default under or a breach of, any applicable law or requirement of The Toronto Stock Exchange or of any material agreement to which the Principal Shareholder is a party, or by which its assets are bound.

7. The Standby Purchaser shall receive at the Time of Closing a certificate dated the Closing Date, addressed to the Standby Purchaser and signed by any two officers of the Corporation acceptable to the Standby Purchaser under the corporate seal of the Corporation, certifying for and on behalf of the Corporation that is has complied with all covenants and satisfied all terms and conditions of this agreement on its part to be complied with and satisfied at or prior to the time in question; that, except as may have been the subject of an amendment filed with the relevant securities commissions and comparable authorities pursuant to subsection 5(c), there has been no material adverse change (actual, anticipated, proposed or prospective, financial or otherwise) in the business, affairs, operations, assets, financial condition, liabilities (contingent or otherwise) or capital of the Corporation and its subsidiaries taken as a whole from the date hereof to the Closing Date; that the representations and warranties of the Corporation contained herein are true and correct as of the Time of Closing after giving effect to the transactions contemplated herein; that no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation has been issued and no proceedings for such purpose are pending or, to the knowledge of such officers, contemplated or threatened, and that the representations and warranties of the Corporation arising by reason of the delivery of the Prospectus are true and correct as of the Time of Closing as if the Prospectus had been delivered to the Standby Purchaser on and dated the Closing Date.

8. Whether or not the issuance of the Rights and the sale of Securities to the Standby Purchaser shall be completed, all expenses of or incidental thereto and to all matters in connection with the transactions herein set out shall be borne by the parties incurring same.

9. The Corporation covenants and agrees to protect, indemnify and hold harmless the Standby Purchaser for and on behalf of itself and for and on behalf of and in trust for each of the Standby Purchaser's, directors, officers, partners, employees and agents from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred:

     (a) by reason of or in any way arising, directly or indirectly, out of any misrepresentation or alleged misrepresentation in the Prospectus; and/or

     (b) by reason of or in any way arising, directly or indirectly, out of any order made or inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority or other competent authority in Canada or the United States or before or by any court, tribunal or other authority, domestic or foreign, based upon or relating to the offering of Rights or the sale of Units to the Standby Purchaser hereunder including, without limitation, any actions taken or statements made by the Corporation or any investment dealer acting on its behalf in connection with the Rights offering or any statement or omission or alleged statement or omission in the Prospectus or any other document relating to the Rights offering; and/or

     (c) by reason of or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of the Corporation or the Principal Shareholder contained herein.

The indemnification contained in this section will not apply in respect of any losses, claims, damages, liabilities, costs or expenses caused or incurred by reason of or arising out of any misrepresentation, order, inquiry, investigation or other matter or thing referred to herein which is based upon or results from any information relating solely to the Standby Purchaser contained in the Prospectus that has been approved by the Standby Purchaser in writing for inclusion in such Prospectus or that results primarily from any action taken by the Standby Purchaser which is contrary to applicable law or any published policy of any securities regulatory authority.

In the event that any claim, action, suit or proceeding, including, without limitation, any inquiry or investigation (whether formal or informal), is brought or instituted against any of the persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for herein, such person or corporation (an "INDEMNIFIED PARTY") shall promptly notify the party from whom indemnity hereunder is being sought (the "INDEMNIFYING PARTY") and the Indemnifying Party shall promptly retain counsel who shall be reasonably satisfactory to the indemnified party to represent the indemnified party in such claim, action, suit or proceeding, and the Indemnifying Party shall pay all of the reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding.

In any such claim, action, suit or proceeding, the indemnified party shall have the right to retain other counsel to act on his or its behalf; provided that the fees and disbursements of such other counsel shall be paid by the indemnified party unless:

     (a) the Indemnifying Party and the indemnified party shall have mutually agreed to the retention of such other counsel; or

     (b) the named parties to any such claim, action, suit or proceeding (including any added, third or impleaded parties) include both the Indemnifying Party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (such as the availability of different defences).

It is understood and agreed that the Indemnifying Party shall not, in connection with any such claim, action, suit or proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate legal firm for all persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for herein and such firm shall be designated in writing by the indemnified party (on behalf of itself and its directors, officers, partners employees and agents).

Notwithstanding anything herein contained, neither the Indemnifying Party nor the indemnified party shall agree to any settlement of any such claim, action, suit or proceeding unless the other has consented in writing thereto, and the Indemnifying Party shall not be liable for any settlement of any such claim, action, suit or proceeding unless it has consented in writing thereto.

10. The following are conditions to the Standby Purchaser's obligation to purchase Units hereunder:

     (a) all documents required to be delivered to the Standby Purchaser hereunder on or prior to the Time of Closing will have been delivered and will be in form and substance satisfactory to the Standby Purchaser's counsel, acting reasonably;

     (b) the representations and warranties of the Corporation and the Principal Shareholder contained herein shall be true and accurate as of the Time of Closing as if made on and as of such time;

     (c) the Corporation and the Principal Shareholder shall have duly fulfilled and complied with all of their respective covenants contained herein;

     (d) the Corporation will have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant securities regulatory authorities and other governmental and regulatory bodies required in connection with the Rights offering or the purchase of Securities by the Standby Purchaser as contemplated in this agreement (including, without limitation, those relating to the listing of the Rights, all Securities issuable upon exercise of the Rights and the Securities to be purchased by the Standby Purchaser hereunder on The Toronto Stock Exchange); and

     (e) the Principal Shareholder shall have taken up and paid for all the Securities in respect of which it is issued Rights in accordance with section 6 hereof and the Rights offering shall otherwise have been completed in the manner described in the Prospectus and in accordance with the terms of the Support Agreements.

11. (a) The Corporation agrees that the conditions contained in section 10 will be complied with so far as the same relate to acts to be performed or caused to be performed by the Corporation, that it will use its best efforts to cause such conditions to be complied with and that, if any of the said conditions are not complied with, the Standby Purchaser may give notice to the Corporation and the Principal Shareholder terminating the Standby Purchaser's obligations hereunder and in such event the obligations of the Standby Purchaser hereunder, except as provided in Subsection 11(c) below shall be at an end.

The Principal Shareholder agrees that the conditions contained in Section 10 will be complied with so far as the same relate to acts to be performed or caused to be performed by the Principal Shareholder, that it will use its best efforts to cause such conditions to be complied with and that, if any of the said conditions are not complied with, the Standby Purchaser may give notice to the Principal Shareholder and the Corporation terminating the Standby Purchaser's obligations hereunder, except as provided in subsection 11(c) below, and in such event the obligations of the Standby Purchaser hereunder shall be at an end.

     (b) The obligations of the Standby Purchaser contained in this agreement may also be terminated by the Standby Purchaser in the event that, prior to the Time of Closing:

          (i) any order or ruling is made or issued suspending or ceasing trading in the Rights or the Common Shares of the Corporation on The Toronto Stock Exchange or otherwise or any order or ruling is made or issued to suspend or cease trading in the Rights or Common Shares or which prevents or restricts the issuance of Common Shares upon exercise of the Rights or of the Warrants or the issuance of Securities to the Standby Purchaser as contemplated herein pursuant to any applicable securities legislation in Canada or the United States or by any regulatory authority or governmental body, domestic or foreign, which has not been rescinded, revoked or withdrawn; or

          (ii) any inquiry or investigation (whether formal or informal) in relation to the Corporation or any of its subsidiaries or any of the directors or officers of the Corporation or relating to the Rights, the Securities or any other securities of the Corporation is commenced or threatened by any official or officer of any securities regulatory authority in Canada or the United States or by any official or officer of any other regulatory authority or governmental body which prevents or restricts or could prevent or restrict trading in or distribution of the Rights, the Securities or any other securities of the Corporation or the exercise of the Rights in accordance with the terms thereof or the issuance of Securities to the Standby Purchaser as contemplated herein.

     (c) In the event of any termination by the Standby Purchaser of its obligations under this Agreement pursuant to subsection 11(a), 11(b) or section 13, there shall be no further liability on the part of the Standby Purchaser to the Corporation or the Principal Shareholder except any liability of the Standby Purchaser which may have arisen or which may thereafter arise under section 9, all of which shall survive any such termination. Termination of the obligations of the Standby Purchaser as contemplated in this Subsection 11(c) shall not relieve the Corporation or, as the case may be, the Principal Shareholder for any breach of or default under their respective obligations to the Standby Purchaser hereunder.

12. All warranties, representations, covenants and agreement of the Corporation or the Principal Shareholder contained herein or contained in any document submitted pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive the purchase of Units by the Standby Purchaser and continue in fully force and effect notwithstanding any investigation, inquiry or other steps which may be taken by or on behalf of the Standby Purchaser.

13. All terms and conditions of this Agreement shall be construed as conditions, and any breach or failure to comply with any such term or condition shall entitle the Standby Purchaser to terminate its obligations to purchase the Units by written notice to that effect given to the Corporation prior to the Time of Closing. It is understood that the Standby Purchaser may expressly waive in whole or in part, or extend the time for, compliance with any of such terms and conditions (including, without limitation, its rights of termination under subsection 11(b)) without prejudice to the rights of the Standby Purchaser in respect of any other such term or condition or any other or subsequent breach or non-compliance with that or any other term or condition, provided that in order to be binding on the Standby Purchaser, any such waiver or extension must be in writing.

14. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered, in the case of the Corporation and the Principal Shareholder, at their respective addresses on page 1 hereof, and in the case of the Standby Purchaser, at:

        Olympus  Capital  Holdings  Asia
        One  Exchange  Square
        Suite  3406
        Hong  Kong,  China

        Facsimile:  (852)  2140  0555

        Attention:  Edan  Lee,  Managing  Director

15.     Time  shall  be  of  the  essence  hereof.

16. Except as required by law or applicable stock exchange requirements, none of the parties hereto shall issue any press release or public announcement relating to matters provided for herein without the approval of the other parties hereto, which approval may not be unreasonably withheld.

17. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

18. Unless specifically otherwise provided, all dollar amounts referred to herein are in Canadian funds.

19. This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

20. For all purposes of this Agreement, the term "business day" shall mean any day, other than a Saturday or a Sunday, upon which banks are open for business in the City of Vancouver.

21. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.

22. The parties hereby confirm their express wish that this document and all documents and agreement directly or indirectly related thereto be drawn up in English. Les parties aux presents reconnaissent qu'a leur demande le present document ainsi quie tous les documents et conventions qui s'y rattachent directement ou indirectement sont rediges en langue anglaise.

If this letter accurately reflects the terms of the transactions which we are to enter into and if such terms are agreed to, please communicate acceptance by executing where indicated below and delivering copies of this letter to the other parties hereto.

Yours  very  truly,

Crew  Development  Corporation



Per:
      --------------------------------------
      Authorized  Signatory
      ---------------------



Olympus Capital Holdings Asia I, L.P.



Per:  /s/  Daniel  Mintz
      --------------------------------------
      Authorized  Signatory
      ---------------------



The foregoing accurately reflects the terms of the transactions which we are to enter into and such terms are hereby agreed to and accepted.

DATED  this           day  of  February,  2002.
           -----------



Asia  Pacific  Resources  Ltd.



Per:
      -------------------------------------


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